September 3, 2013

Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control
RE:	American Depositary Shares evidenced by
One (1) American Depositary Receipt representing
One (1) Ordinary Share of National Bank of Greece
S.A (Form F-6 File No. 333-167117)
Ladies and Gentlemen:
Pursuant to Rule 424(b)(3) under the Securities Act of
1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in nominal value for National Bank of Greece S.A.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule
424(b)(3) and to the file number of the registration statement to which the Prospectus relates.
Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with revised nominal value for National Bank of Greece S.A.
The Prospectus has been revised to reflect the new value, and has been overstamped with:
Effective May 31, 2013 the nominal value has changed from Euro 1.00 to Euro 0.30
Please contact me with any questions or comments at 212
815-6917.
Susan Mayham
BNY Mellon - ADR Division
Encl.CC: Paul Dudek, Esq. (Office of International
Corporate Finance)

2


Susan Mayham
Vice President

Depositary Receipts
101 Barclay Street, 22nd Floor
New York, NY  10286

T 212 815 6917 F 212 571 3050
C 646 752 7399
susan.mayham@bnymellon.com